Exhibit 99.1

       Benihana Inc. Reports Fiscal Third Quarter 2007 Results

           -Conference Call to Be Held Today at 8:30 AM ET-


    MIAMI--(BUSINESS WIRE)--Feb. 9, 2007--Benihana Inc. (NASDAQ: BNHNA and BNHN), operator of the nation's largest chain of Japanese theme and sushi restaurants, today reported results for its 12-week fiscal third quarter ended December 31, 2006.

    Highlights for the Company's fiscal third quarter 2007 relative to the same period a year ago include:

    --  Diluted earnings per share of $0.28 vs. $0.30

    --  Total restaurant sales increased 11.8% to $61.9 million

    --  Company-wide comparable restaurant sales increased 9.3%

    --  Restaurant operating profit of $10.5 vs. $10.3 million

    --  Income from operations of $5.2 million vs. $5.4 million

    "Across all three concepts, our comparable restaurants exhibited robust sales and guest count growth, reinforcing our status as the premier destination for Japanese theme and sushi dining. In addition, we benefited from strong performances at our newest Benihana teppanyaki and RA Sushi locations, which not only demonstrates our ability to successfully open new units, but also showcases the equity of our brands," said Joel A. Schwartz, President and CEO.

    Mr. Schwartz continued, "With regards to our ongoing renovation program, we now boast five updated restaurants modeled on the "next Benihana" prototype (Short Hills, Cleveland, Memphis, Indianapolis, Anaheim), which together have met our operating performance targets and substantiate the soundness of our renovation strategy. We are quite pleased with the progress we have made so far in implementing this program."

    Fiscal Third Quarter 2007 Results

    For the fiscal third quarter 2007, total revenues increased 11.8%, to $62.2 million, compared with $55.6 million in the prior year comparable period. Total restaurant sales grew 11.8% to $61.9 million from $55.3 million in the comparable quarter of the previous year. Company-wide comparable restaurant sales were 9.3%, including 8.1% at Benihana teppanyaki, 11.9% at RA Sushi, and 14.5% at Haru.

    Restaurant sales for the quarter included a $4.7 million increase from the comparable base and $5.4 million from new and acquired restaurants. Restaurant sales decreased by $2.8 million, net, during the third fiscal quarter, as a result of temporary closures during the period. Benihana teppanyaki restaurants in Anaheim, Burlingame, Cherry Hill, Ft. Lauderdale, Miami Beach, and Torrance locations were temporarily closed for renovation or maintenance in the current quarter. Additionally, restaurant sales totaling $0.7 million were lost from units that were sold.

    During the fiscal third quarter 2007, the Company opened a new Benihana teppanyaki restaurant in Coral Gables, Florida, and two RA Sushi Bar restaurants, one in Corona, California and the other in Torrance, California. Compared to the year-ago period, the Company realized a gain of 47 operating weeks (893 vs. 846) in fiscal third quarter 2007 compared to the same period last year.

    Restaurant operating profit was $10.5 million, or 17.0% of restaurant sales, compared to $10.3 million, or 18.7% of restaurants sales a year-ago. The Company was negatively impacted by higher labor, restaurant supplies, administrative and depreciation costs, largely as a result of the renovation program. The ongoing renovation program impacted operating profit by approximately $0.9 million during the current period due to ongoing expenses incurred during periods of temporary closure and additional depreciation charges. Additionally, restaurant operating profit for the four units currently closed for renovation aggregated approximately $0.9 million during the third fiscal quarter of last year. Insurance proceeds included in operating profit relating to a fire in the Miami Beach teppanyaki unit were $0.3 million ($0.02 per diluted share, net of tax) in the fiscal third quarter 2007.

    Total operating expenses were $57.0 million, or 92.2% of restaurant sales, compared to $50.2 million, or 90.7% of restaurant sales last year, resulting in income from operations of $5.2 million and $5.4 million, respectively, for the two periods.

    Net income was $3.3 million in both periods, although on a fully diluted share basis, the Company reported $0.28 in diluted earnings per share in the fiscal third quarter of 2007 compared to $0.30 in diluted earnings per share in the fiscal third quarter of 2006. The current year's fiscal period had approximately 5.0% more average shares and equivalent shares outstanding than the previous similar period.

    Financial Guidance

    For the 13-week fiscal fourth quarter 2007, the Company expects diluted earnings per share of between $0.29 and $0.31 on approximately 5% more shares and equivalents outstanding than the prior year's fourth quarter. Factored into the guidance for the fourth fiscal quarter are estimates for ongoing expenses, forgone operating profits and accelerated depreciation that equate to approximately $0.10 to
0.12 per diluted share. During the quarter, the Company anticipates reopening one renovated restaurant in March 2007. The other three restaurants currently closed for renovations are slated to open early during the Company's fiscal first quarter 2008. The Company estimates that it will lose approximately 48 to 52 gross restaurant operating weeks during the fiscal fourth quarter of 2007 because of the ongoing renovation program. Overall, the Company anticipates that it will have a net gain of 120 to 125 operating weeks compared to the year-ago period due to a 13-week fiscal fourth quarter 2007 and the addition of new restaurants.

    Conference Call Today

    The Company will host a conference call to discuss its fiscal third quarter 2007 earnings results on Friday, February 9, 2007 at 8:30 AM ET. The conference call will be hosted by Joel A. Schwartz, President and Chief Executive Officer; Jose I. Ortega, Vice President of Finance and Chief Financial Officer; Juan C. Garcia, Senior Vice President and Chief Operating Administrative Officer, and Michael R. Burris, Vice President of Investor Relations.

    The conference call can be accessed live over the phone by dialing 1-877-704-5384, or for international callers, 1-913-312-1297. A replay will be available one hour after the call through February 16, 2007 and can be accessed by dialing 1-888-203-1112, or for international callers, 1-719-457-0820; the conference ID is 4067637. The call will also be webcast live from the Company's website at www.benihana.com under the investor relations section.

    About Benihana

    Benihana Inc. (NASDAQ: BNHNA; BNHN) operates 79 restaurants nationwide, including 59 Benihana teppanyaki restaurants, seven Haru sushi restaurants, and thirteen RA Sushi Bar restaurants. Under development at present are twelve restaurants - four Benihana teppanyaki restaurants, two Haru restaurants, and six RA Sushi restaurants. In addition, 17 franchised Benihana teppanyaki restaurants are operating in the U.S., Latin America and the Caribbean.



Benihana Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
(Unaudited)

(in thousands except per share data)

                                 Three Periods Ended
                                 -------------------
                                                        $        %
                                 31-Dec-06  1-Jan-06  Change   Change
                                 -------------------------------------

Revenues
Restaurant sales                   $61,867  $55,345   $6,522     11.8%
Franchise fees and royalties           335      299       36     12.0%
                                 -------------------------------------
Total revenues                      62,202   55,644    6,558     11.8%
                                 -------------------------------------

Costs and Expenses
Cost of food and beverage sales     15,153   13,476    1,677     12.4%
Restaurant operating expenses       36,195   31,542    4,653     14.8%
Restaurant opening costs               363      200      163     81.5%
Marketing, general and
 administrative expenses             5,322    4,978      344      6.9%
                                 -------------------------------------
Total operating expenses            57,033   50,196    6,837     13.6%
                                 -------------------------------------

Income from operations               5,169    5,448     (279)    -5.1%
Interest (income) expense, net         (33)     (68)      35    -51.5%
                                 -------------------------------------

Income before income taxes and
 minority interest                   5,202    5,516     (314)    -5.7%
Income tax provision                 1,923    2,107     (184)    -8.7%
                                 -------------------------------------

Income before minority interest      3,279    3,409     (130)    -3.8%
Minority interest                        -      109     (109)  -100.0%
                                 -------------------------------------

Net income                           3,279    3,300      (21)    -0.6%
Less: accretion of issuance
 costs and preferred stock
 dividends                             272      251       21      8.4%
                                 -------------------------------------

Net income attributable to
 common stockholders                $3,007   $3,049     ($42)    -1.4%
                                 =====================================

Earnings Per Share
Basic earnings per common share      $0.30    $0.33   ($0.03)    -9.1%
                                 =====================================
Diluted earnings per common
 share                               $0.28    $0.30   ($0.02)    -6.7%
                                 =====================================

Weighted Average Shares
 Outstanding
Basic                                9,926    9,365      561      6.0%
                                 =====================================
Diluted                             11,555   11,005      550      5.0%
                                 =====================================




Benihana Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
(Unaudited)

(in thousands except per share data)

                                  Ten Periods Ended
                                 -------------------
                                                        $        %
                                 31-Dec-06 1-Jan-06   Change   Change
                                 -------------------------------------

Revenues
Restaurant sales                 $199,846  $183,236  $16,610      9.1%
Franchise fees and royalties        1,178     1,095       83      7.6%
                                 -------------------------------------
Total revenues                    201,024   184,331   16,693      9.1%
                                 -------------------------------------

Costs and Expenses
Cost of food and beverage sales    48,618    44,322    4,296      9.7%
Restaurant operating expenses     117,796   105,623   12,173     11.5%
Restaurant opening costs            1,074       679      395     58.2%
Marketing, general and
 administrative expenses           17,628    16,256    1,372      8.4%
                                 -------------------------------------
Total operating expenses          185,116   166,880   18,236     10.9%
                                 -------------------------------------

Income from operations             15,908    17,451   (1,543)    -8.8%
Interest (income) expense, net       (285)       28     (313) -1117.9%
                                 -------------------------------------

Income before income taxes and
 minority interest                 16,193    17,423   (1,230)    -7.1%
Income tax provision                5,770     6,367     (597)    -9.4%
                                 -------------------------------------

Income before minority interest    10,423    11,056     (633)    -5.7%
Minority interest                       -       413     (413)  -100.0%
                                 -------------------------------------

Net income                         10,423    10,643     (220)    -2.1%
Less: accretion of issuance
 costs and preferred stock
 dividends                            834     1,180     (346)   -29.3%
                                 -------------------------------------

Net income attributable to
 common stockholders               $9,589    $9,463     $126      1.3%
                                 =====================================

Earnings Per Share
Basic earnings per common share     $0.97     $1.02   ($0.05)    -4.9%
                                 =====================================
Diluted earnings per common
 share                              $0.91     $1.01   ($0.10)    -9.9%
                                 =====================================

Weighted Average Shares
 Outstanding
Basic                               9,876     9,295      581      6.3%
                                 =====================================
Diluted                            11,494    10,548      946      9.0%
                                 =====================================




Benihana Inc. and Subsidiaries
Sales by Concept
(Unaudited)
(in thousands)

                                Three Periods Ended
                                -------------------
                                                       $         %
                                31-Dec-06 1-Jan-06   Change   Change
                                --------------------------------------

Total restaurant sales by
 concept:
   Benihana                      $46,061   $43,222   $2,839       6.6%
   Haru                            7,178     6,270      908      14.5%
   RA Sushi                        8,628     5,396    3,232      59.9%
   Sushi Doraku                        -       457     (457)   -100.0%
                                --------------------------------------
Total restaurant sales           $61,867   $55,345   $6,522      11.8%
                                ======================================

Comparable restaurant sales by
 concept:
   Benihana                      $41,984   $38,833   $3,151       8.1%
   Haru                            7,178     6,270      908      14.5%
   RA Sushi                        6,040     5,396      644      11.9%
   Sushi Doraku                        -         -        -       0.0%
                                --------------------------------------
Total comparable restaurant
 sales                           $55,202   $50,499   $4,703       9.3%
                                ======================================


Benihana Inc. and Subsidiaries
Sales by Concept
(Unaudited)
(in thousands)
                                 Ten Periods Ended
                                -------------------
                                                       $        %
                                31-Dec-06 1-Jan-06   Change   Change
                                --------------------------------------

Total restaurant sales by
 concept:
   Benihana                     $147,756  $142,926   $4,830       3.4%
   Haru                           23,778    21,001    2,777      13.2%
   RA Sushi                       28,127    17,837   10,290      57.7%
   Sushi Doraku                      185     1,472   (1,287)    -87.4%
                                --------------------------------------
Total restaurant sales          $199,846  $183,236  $16,610       9.1%
                                ======================================

Comparable restaurant sales by
 concept:
   Benihana                     $140,536  $129,757  $10,779       8.3%
   Haru                           23,450    21,001    2,449      11.7%
   RA Sushi                       20,486    17,837    2,649      14.9%
   Sushi Doraku                      185       175       10       5.7%
                                --------------------------------------
Total comparable restaurant
 sales                          $184,657  $168,770  $15,887       9.4%
                                ======================================




Benihana Inc. and Subsidiaries
Restaurant Operating Profit
(Unaudited)

(in thousands)

                                  Three Periods Ended
                                  -------------------
                                                         $       %
                                  31-Dec-06  1-Jan-06  Change  Change
                                  ------------------------------------

Restaurant sales                    $61,867  $55,345   $6,522    11.8%
Cost of food & beverage sales        15,153   13,476    1,677    12.4%
                                  ------------------------------------
Gross profit                         46,714   41,869    4,845    11.6%
                                  ------------------------------------

Restaurant operating expenses:
Labor and related costs              20,962   18,472    2,490    13.5%
Restaurant supplies                   1,487    1,143      344    30.1%
Credit card discounts                 1,143    1,038      105    10.1%
Utilities                             1,489    1,330      159    12.0%
Occupancy costs                       3,870    3,295      575    17.5%
Depreciation and amortization         3,135    2,449      686    28.0%
Other restaurant operating
 expenses                             4,109    3,815      294     7.7%
                                  ------------------------------------
Total restaurant operating
 expenses                            36,195   31,542    4,653    14.8%
                                  ------------------------------------

Restaurant operating profit         $10,519  $10,327     $192     1.9%
                                  ====================================




Benihana Inc. and Subsidiaries
Restaurant Operating Profit
(Unaudited)

(in thousands)

                                  Ten Periods Ended
                                 -------------------
                                                        $        %
                                 31-Dec-06 1-Jan-06   Change   Change
                                 -------------------------------------

Restaurant sales                 $199,846  $183,236  $16,610      9.1%
Cost of food & beverage sales      48,618    44,322    4,296      9.7%
                                 -------------------------------------
Gross profit                      151,228   138,914   12,314      8.9%
                                 -------------------------------------

Restaurant operating expenses:
Labor and related costs            67,517    62,083    5,434      8.8%
Restaurant supplies                 4,570     3,720      850     22.8%
Credit card discounts               3,700     3,365      335     10.0%
Utilities                           5,177     4,633      544     11.7%
Occupancy costs                    12,091    11,006    1,085      9.9%
Depreciation and amortization      10,299     8,036    2,263     28.2%
Other restaurant operating
 expenses                          14,442    12,780    1,662     13.0%
                                 -------------------------------------
Total restaurant operating
 expenses                         117,796   105,623   12,173     11.5%
                                 -------------------------------------

Restaurant operating profit       $33,432   $33,291     $141      0.4%
                                 =====================================




Benihana Inc. and Subsidiaries
Restaurant Operating Margins
(Unaudited)

                                                   Three Periods Ended
                                                   -------------------
                                                   31-Dec-06  1-Jan-06
                                                   -------------------

Restaurant sales                                      100.00%  100.00%
Cost of food and beverage sales                        24.49%   24.35%
                                                   -------------------
Gross profit margin                                    75.51%   75.65%
                                                   -------------------

Restaurant operating expenses:
Labor and related costs                                33.88%   33.38%
Restaurant supplies                                     2.40%    2.07%
Credit card discounts                                   1.85%    1.88%
Utilities                                               2.41%    2.40%
Occupancy costs                                         6.26%    5.95%
Depreciation and amortization                           5.07%    4.42%
Other restaurant operating expenses                     6.64%    6.89%
                                                   -------------------
Total restaurant operating expenses                    58.51%   56.99%
                                                   -------------------

Restaurant operating profit margin                     17.00%   18.66%
                                                   ===================



Benihana Inc. and Subsidiaries
Restaurant Operating Margins
(Unaudited)

                                                    Ten Periods Ended
                                                   -------------------
                                                   31-Dec-06  1-Jan-06
                                                   -------------------

Restaurant sales                                      100.00%  100.00%
Cost of food and beverage sales                        24.33%   24.19%
                                                   -------------------
Gross profit margin                                    75.67%   75.81%
                                                   -------------------

Restaurant operating expenses:
Labor and related costs                                33.78%   33.88%
Restaurant supplies                                     2.29%    2.03%
Credit card discounts                                   1.85%    1.84%
Utilities                                               2.59%    2.53%
Occupancy costs                                         6.05%    6.01%
Depreciation and amortization                           5.15%    4.39%
Other restaurant operating expenses                     7.23%    6.96%
                                                   -------------------
Total restaurant operating expenses                    58.94%   57.64%
                                                   -------------------

Restaurant operating profit margin                     16.73%   18.17%
                                                   ===================




Benihana Inc. and Subsidiaries
Balance Sheet Data
(Unaudited)

(in thousands)
                                                   31-Dec-06 26-Mar-06
                                                   -------------------

Assets
Cash and cash equivalents                           $15,437   $19,138
Other current assets                                 11,149    12,921
                                                   -------------------
Total current assets                                 26,586    32,059

Property and equipment, net                         138,654   123,578
Goodwill                                             29,900    29,900
Other assets                                          6,500     5,979
                                                   -------------------

                                                   $201,640  $191,516
                                                   ===================

Liabilities and Stockholders' Equity
Current maturity of bank debt                        $3,333    $4,166
Other current liabilities                            33,067    32,583
                                                   -------------------
Total current liabilities                            36,400    36,749

Long-term debt--bank                                      -     2,500
Other liabilities                                     7,643     7,732
                                                   -------------------
Total liabilities                                    44,043    46,981

Convertible preferred stock                          19,340    19,273
Total stockholders' equity                          138,257   125,262
                                                   -------------------

                                                   $201,640  $191,516
                                                   ===================


    CONTACT: Benihana Inc.
             Joel A. Schwartz or Michael R. Burris, 305-593-0770 or
             Integrated Corporate Relations:
             Tom Ryan or Raphael Gross, 203-682-8200